Exhibit 5.1

Goodwin Procter LLP Counselors at Law Three Embarcadero Center, 24th Floor San Francisco, CA 94111 T: 415.733.6000 F: 415.677.9041
May 6, 2010
AVANIR Pharmaceuticals, Inc.
101 Enterprise, Suite 300
Aliso Viejo, California 92656
     Re:      Securities Registered under Registration Statement on Form S-3
Ladies and Gentlemen:
     Reference is made to our opinion letter dated May 6, 2010 and included as Exhibit 5.1 to the Registration Statement on Form S-3 (file No. 333-161789) (the “Registration Statement”) filed on September 8, 2009 by AVANIR Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement was declared effective by the Commission on September 23, 2009. We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”) filed on May 6, 2010 by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of up to 11,500,000 shares of the Company’s common stock, $0.0001 par value (the “Shares”) covered by the Registration Statement. The Shares include an over-allotment option granted to the underwriters of the offering to purchase 1,500,000 shares of common stock. We understand that the Shares are to be offered and sold in the manner described in the Prospectus Supplement.
     We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.
     The opinion expressed below is limited to the Delaware General Corporation Law (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware General Corporation Law and the Delaware Constitution).
     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

AVANIR Pharmaceuticals, Inc.
May 6, 2010

     We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,
/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP

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